UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021 (September 29, 2021)

INTERNATIONAL PAPER COMPANY

(Exact name of Registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue Memphis, Tennessee	38197
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which Registered
Common Stock, $1 per share par value	IP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 1, 2021, International Paper Company (“International Paper”) completed the previously announced spin-off (the “Spin-Off”) of its printing papers business into a new, publicly-traded company, Sylvamo Corporation (“Sylvamo”), listed on the New York Stock Exchange. In connection with the Spin-Off, International Paper entered into the Separation and Distribution Agreement, dated as of September 29, 2021, with Sylvamo (the “Agreement”). The terms and conditions of the Agreement are the same as the terms and conditions thereof as previously reported under “The Distribution—Relationships Between Sylvamo and International Paper Following the Distribution—Separation and Distribution Agreement” in Sylvamo’s registration statement on Form 10, as amended (File No. 001-40718) (the “Registration Statement”), which description is incorporated by reference herein. The foregoing summary of the Agreement does not purport to be a complete description of all of their terms and conditions and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Separation and Distribution Agreement, dated as of September 29, 2021, between International Paper Company and Sylvamo Corporation

104	Cover Page to this Current Report on Form 8-K in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY

By:	/s/ Sharon R. Ryan
Name:	Sharon R. Ryan
Title:	Senior Vice President, General Counsel & Corporate Secretary

Date: October 1, 2021